Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into and dated as of April 11, 2012 (this “Agreement”), by and among Dialogic Inc., a Delaware corporation with offices located at 1504 McCarthy Boulevard Milpitas, California 95035-7405 (the “Company”) and the purchasers identified on the Schedule of Purchasers attached hereto (each, a “Purchaser” and, together, the “Purchasers”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Company has authorized a new series of special voting preferred stock of the Company designated as Series D-1 Preferred Stock, $0.001 par value, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any shares of preferred stock issued in replacement thereof in accordance with the terms of the Certificate of Designations, the “Series D-1 Preferred Stock”).

C. The Company has authorized a new series of convertible promissory notes of the Company, in the form attached hereto as Exhibit B (collectively, the “Notes”), convertible into shares of Common Stock (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

D. Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate number of shares of Common Stock set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers (such aggregate number of shares of Common Stock issued to all Purchasers, the “Common Shares”), (ii) an aggregate principal amount of Notes set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers, and (iii) the aggregate number of shares of Series D-1 Preferred Stock set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers (such aggregate number of shares of Series D-1 Preferred Stock issued to all Purchasers who receive Series D-1 Preferred Stock, the “Preferred Shares”).

E. At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

F. The Common Shares, the Preferred Shares, the Notes and the Conversion Shares are collectively referred to herein as the “Securities.”

G. On October 1, 2010, the Company, certain of the Purchasers (the “Loan Purchasers”) and certain other lenders (the “Other Lenders”) entered into that certain Second Amended and Restated Credit Agreement (as amended, restated, substituted and modified from time to time, the “Existing Credit Agreement”).

H. On March 22, 2012, the Loan Purchasers amended and restated the Existing Credit Agreement, in the form attached hereto as Exhibit D (as amended by the First Amendment dated as of the date hereof and as otherwise amended, restated, substituted and modified from time to time, the “Credit Agreement”), and the Loan Purchasers have agreed to apply to the payment of the Purchase Price of the Securities being purchased by such Loan Purchaser hereunder (i) such portion of the outstanding principal amount of the Loans (as defined in the Credit Agreement) as set forth opposite such Purchaser’s name in column (6) on the Schedule of Purchasers (the “Applied Principal Amount”), (ii) such portion of the outstanding principal amount of the Loans which represented the Existing Accrued Interest (as defined in the Credit Agreement) that was capitalized and added to the outstanding principal amount of the Loans pursuant to the Credit Agreement as set forth opposite such Purchaser’s name in column (7) on the Schedule of Purchasers (the “Applied Interest Amount”), and (iii) such portion of the outstanding prepayment premium on the Applied Principal Amount as set forth opposite such Purchaser’s name in column (8) on the Schedule of Purchasers (the “Applied Premium Amount”).

I. The Company, Dialogic and each of the Purchasers that is a party to its respective loan agreement with Dialogic listed on the Schedule of Loan Agreements, and that has provided certain loans to the Company pursuant to such loan agreement, have agreed to apply to the payment of the Purchase Price of the securities being purchased by such Purchasers hereunder (i) such portion of the outstanding principal amount of the loans under its respective loan agreement as set forth opposite such Purchaser’s name in column (10) on the Schedule of Purchasers (the “Stockholder’s Applied Principal Amount”), and (ii) such portion of the amount of accrued and unpaid interest on such loans under such respective loan agreements as set forth opposite such Purchaser’s name in column (11) on the Schedule of Purchasers (the “Stockholder’s Applied Interest Amount”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“8-K Filing” is defined in Section 4.6.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act. Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” is defined in the Preamble hereto.

“Applicable Law” means all laws, rules and regulations applicable to a Person, its Property or a transaction, as the case may be, including but not limited to, all applicable common law principles and all provisions of all applicable Canadian and United States federal, provincial, state, local and foreign constitutions, treatises, codes, statutes, rules, regulations, orders and ordinances of any Governmental Authority; and writs, orders, judgments, injunctions and decrees of all courts and arbitrators.

“Applied Interest Amount” is defined in the Recitals.

“Applied Premium Amount” is defined in the Recitals.

“Applied Principal Amount” is defined in the Recitals.

“Available Undersubscription Amount” is defined in Section 4.8(a)(ii).

“Basic Amount” is defined in Section 4.8(a)(i).

“BHCA” is defined in Section 3.1(ss).

“Bloomberg” means Bloomberg, L.P.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In Price” is defined in Section 4.1(d).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Amount” is defined in Section 2.4.

“Certificate of Designations” is defined in the Recitals.

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” is defined in the Recitals.

“Common Shares” is defined in the Recitals.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or converted.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Company” is defined in the Preamble hereto.

“Company Intellectual Property” means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or licensed for use in connection with, or reasonably deemed necessary in the conduct of, the business of the Company or any of its Subsidiaries.

“Company-Owned IP Rights” means the Company Intellectual Property that the Company or any of its Subsidiaries owns.

“Company Technology” shall mean all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries or owned or licensed for use in connection with the business of the Company or any of its Subsidiaries.

“Company Websites” is defined in Section 3.1(q)(xii).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contract” shall mean any Contract: (a) to which the Company or any of the Subsidiaries is a party; (b) by which the Company or any of the Subsidiaries or any Company Intellectual Property or any other asset of the Company or any of the Subsidiaries is or may become bound or under which the Company or any of the Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of the Subsidiaries has or may acquire any right or interest. For the avoidance of doubt, end user license agreements constitute Contracts to the extent not overridden by other signed Contracts.

“Contractual Obligation”, as applied to any Person, means any provision of any security (as defined in the next sentence) issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its Properties is bound or to which it or any of its Properties is subject. For the purposes of this definition, “securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Conversion Shares” is defined in the Recitals.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Credit Agreement” is defined in the Recitals.

“Dialogic” means Dialogic Corporation.

“DTC” is defined in Section 4.1(b).

“Eligible Market” means any of The New York Stock Exchange, Inc., the NYSE Amex Equities, the NASDAQ Global Select Market, the NASDAQ Capital Market or the Trading Market.

“Employee” means any current officer, director, consultant, employee, independent contractor, agent and other Person who renders services to the Company or any of its Subsidiaries.

“Employee Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not such plan is subject to ERISA) which is or was maintained or contributed to by any of the Company’s U.S. Subsidiaries and (ii) any Employee Program set forth on Schedule 3.1(m)(vii).

“Employee Program” means any employee benefit arrangement maintained or contributed to by the Company or any of its Subsidiaries which is (i) the portion of any employment or consulting agreement which provide employee benefits; (ii) an arrangement providing for insurance coverage or workers’ compensation benefits; (iii) an incentive bonus or deferred bonus arrangement; (iv) a stock purchase or stock option arrangement, including any employee stock ownership plan; (v) a death benefit arrangement; (vi) an arrangement providing termination allowance, salary continuation, severance, retention compensation or similar benefits; (vii) a change in control agreement; (viii) an equity compensation or profit-sharing plan (ix) a deferred compensation plan; (x) an employee relocation, a tuition reimbursement, psychiatric or other counseling, dependent care assistance, or legal assistance plan or arrangement; (xi) a fringe benefit arrangement (cash or non-cash); (xii) a holiday or vacation plan or policy; (xiii) any welfare, hospitalization, health, medical, vision, dental plan; or (xiv) any other compensation policy or practice.

“Environmental Laws” is defined in Section 3.1(ff)(i).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a

Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (x) the imposition of a Lien pursuant to Section 436(f)(1) or 430 of the Code or pursuant to ERISA with respect to any Pension Plan.

“Evaluation Date” is defined in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means any Common Stock issued or issuable (i) upon the conversion of any Convertible Securities or Options outstanding as of the date hereof, pursuant to the terms of such Convertible Securities or Options, as applicable, as of the date hereof, (ii) as a stock dividend distributed pro rata to all holders of Common Stock, (iii) to employees, officers, directors or consultants of the Company pursuant to the Management Pool, (iv) Options (and the issuance of Common Stock upon exercise thereof) or restricted stock of the Company to employees, officers, directors or consultants of the Company pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Closing Date or as approved by the Board of Directors subsequent to the Closing Date, (v) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, which results in aggregate cash proceeds to the Company of not less than $40,000,000 (net of underwriting discounts and commissions), (vi) to financial institutions solely in connection with commercial credit arrangements approved by the Board of Directors, (vii) pursuant to acquisitions or strategic transactions (including without limitation, joint ventures, technology licensing or development activities) approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities, and (viii) upon conversion of the Notes.

“Existing Credit Agreement” is defined in the Recitals.

“Federal Reserve” is defined in Section 3.1(ss).

“Foreign Plan” means any employee benefit plan maintained by the Company or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States of America, any state thereof or any other political subdivision thereof.

“GAAP” is defined in Section 3.1(h).

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Trading Market).

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Intellectual Property” means all patents, trademarks, tradenames, copyrights, Technology, Software, and Trade Secrets.

“Intellectual Property Rights” means all of the rights arising from or in respect of the following, whether protected, created or arising under the Applicable Laws of Canada, the United States of America or any foreign jurisdiction: (a) patents, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, development, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof; (b) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing; (c) copyrights, whether registered or unregistered (including copyrights in computer Software programs), mask work rights and registrations and applications therefore; (d) Trade Secrets; and (e) all applications, registrations and permits related to any of the foregoing clauses (a) through (d).

“Irrevocable Transfer Agent Instructions” is defined in Section 4.1(b).

“Knowledge” or “Knowledge of the Company” of a particular fact or other matter means the actual knowledge of any executive officer or director of the Company or any of its Subsidiaries.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement, Capital Lease or Synthetic Lease, upon or with respect to any Property of such

Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) or other preferential arrangement having the practical effect of any of the foregoing.

“Loan Documents” is defined in the Credit Agreement.

“Loan Purchasers” is defined in the Recitals.

“Loans” is defined in the Credit Agreement.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and reasonable fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

“Management Pool” means the management incentive plan of the Company to be established as promptly as practicable after the Closing which shall provide for the issuance of Options and/or restricted stock of the Company on terms reasonable satisfactory to the Required Holders.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), assets, liabilities, management, performance, properties or prospects (as such prospects are then contemplated by the Company’s Board of Directors) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company and or any of its Subsidiaries to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (c) the validity or enforceability of this Agreement or any other Transaction Document.

“Material Contract” means any of (i) this Agreement, (ii) the other Transactional Documents and (iii) any (A) Contractual Obligations not made in the ordinary course of business, or involving a commitment to pay an amount, by the Company or any of its Subsidiaries in excess of $500,000 in any twelve-month period following the Closing Date (whether or not in the ordinary course of business) or where the Company or any of its Subsidiaries actually paid in excess of $500,000 during the twelve month period preceding the Closing Date; (B) Contractual Obligations for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock or other equity interests of the Company, its Subsidiaries or any other Person or involving a sharing of profits; (C) mortgage, pledge, hypothec, conditional sales contract, security agreement, factoring agreement or other similar Contractual Obligations with respect to any tangible and/or intangible personal property of the Company or its Subsidiaries (other than in connection with trade payables incurred in the ordinary course of business); (D) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contractual Obligations (other than the Credit Agreement in connection with trade payables incurred in the ordinary course of business); (E) Contractual Obligations with any Government Authority other than in the ordinary course of business; (F) Contractual Obligations which contain any provision that may terminate such contract or require payments to be made by the Company or any of its Subsidiaries upon or following a “change of control”, if such terminations or payments under such Contractual Obligations could individually or in the aggregate have a Material Adverse Effect; (G) Contractual Obligation with respect to Hazardous Materials Activity; or (H) material binding commitment or agreement to enter into any of the foregoing types of agreements.

“Maximum Rate” is defined in Section 6.17.

“Multiemployer Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) to which the Company, or any of its ERISA Affiliates, makes contributions or has any liability and that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“New Directors” is defined in Section 5.1(m).

“Notes” is defined in the Recitals.

“Notice of Acceptance” is defined in Section 4.8(a)(ii).

“Offer” is defined in Section 4.8(a)(i).

“Offered Securities” is defined in Section 4.8(a)(i).

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock or Convertible Securities.

“Other Lenders” is defined in the Recitals.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, that is or was maintained or contributed to by the Company or its ERISA Affiliates and that is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Liens” means any Lien permitted pursuant to the Working Capital Facility and the Senior Facility.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” is defined in Section 6.2.

“Preferred Shares” is defined in the Recitals.

“Principal Stockholders” is defined in Section 3.1(zz).

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened in writing.

“Property” or “Properties” means, unless otherwise specifically limited, real, personal or mixed assets or property of any kind, tangible or intangible, choate or inchoate.

“Proxy Materials” means the proxy statement with respect to the Resolutions and any exhibits or attachments thereto, together with any amendments or modifications thereto, required under the Exchange Act to be transmitted to stockholders of the Company and filed with the Commission in connection with the Meeting to approve the Resolutions.

“Purchase Price” is defined in Section 2.3.

“Purchasers” is defined in the Preamble hereto.

“Refused Securities” is defined in Section 4.8(a)(iii).

“Registrable Securities” is defined in the Registration Rights Agreement.

“Registration Rights Agreement” is defined in the Recitals.

“Registration Statement” has the meaning as set forth in the Registration Rights Agreement.

“Regulation D” is defined in the Recitals.

“Related Person” is defined in Section 4.11.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Resolutions” is defined in Section 4.14.

“Required Approvals” is defined in Section 3.1(e).

“Required Delivery Date” is defined in Section 4.1(c).

“Required Holders” means the Purchasers holding at least a majority of the Common Shares and shares issuable upon conversion of all then outstanding Notes, without regard to any limitations or conditions on the conversion of the Notes set forth therein.

“Rule 144” is defined in Section 3.2(h).

“SEC Reports” is defined in Section 3.1(h).

“Securities” is defined in the Recitals.

“Securities Act” is defined in the Recitals.

“Senior Facility” means the credit facility established pursuant to the Loan Documents and the credit facility established pursuant to a certain Credit Agreement dated as of March 5, 2008, as amended, among Dialogic Corporation, Dialogic Inc., Wells Fargo Foothill Canada ULC, as administrative agent, and the lenders from time to time party thereto, or any replacement facilities reasonably acceptable to the Required Holders.

“Series D-1 Preferred Stock” is defined in the Recitals.

“Short Sales” is defined in Section 3.2(i).

“Software” means computer programs, including any and all software implementation of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

“Source Code” is defined in Section 3.1(q)(ix).

“Stockholder Approval” is defined in Section 4.14.

“Stockholder Approval Date” is defined in Section 4.14.

“Stockholder Meeting” is defined in Section 4.14.

“Stockholder Meeting Deadline” is defined in Section 4.14.

“Stockholder’s Applied Interest Amount” is defined in the Recitals.

“Stockholder’s Applied Principal Amount” is defined in the Recitals.

“Subsequent Placement” means any instance in which the Company or any Subsidiary offers, sells, grants any option to purchase, or otherwise disposes of any equity or equity equivalent securities, including without limitation any Indebtedness convertible into or exercisable or exchangeable for Common Stock or Common Stock Equivalents, common stock or preferred stock of the Company, Common Stock Equivalent or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for, or is issued as a unit within, Common Stock or Common Stock Equivalents.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Technology” means, collectively, products and services, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet, websites and web content, tools, inventions, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

“Tennenbaum” means Tennenbaum Opportunities Partners V, LP.

“Threshold Purchaser” means any Purchaser that purchases, together with any or all of its Affiliates, Securities hereunder for an aggregate Purchase Price of at least $15,000,000, regardless of whether such Purchase Price is paid by a Cash Amount, Applied Principal Amount, Applied Interest Amount, Applied Premium Amount, Stockholder’s Applied Principal Amount or Stockholder’s Applied Interest Amount.

“Trade Secrets” means confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Trading Market” means The NASDAQ Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Notes, the Registration Rights Agreement, the Voting Agreements, the Indemnification Agreements, the Irrevocable Transfer Agent Instructions and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

“Transaction Fees” is defined in Section 6.2.

“Transfer Agent” is defined in Section 4.1(b).

“Underlying Shares” means the shares of Common Stock issued or issuable (i) upon conversion of the Notes, and (ii) in satisfaction of any other obligation or right of the Company to issue shares of Common Stock pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“Undersubscription Amount” is defined in Section 4.8(a)(i).

“Voting Agreement” is defined in Section 3.1(zz).

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, at the Closing, (i) that aggregate number of Common Shares as is set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers, (ii) such aggregate principal amount of Notes as set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers, and (iii) that aggregate number of Preferred Shares as is set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers.

2.2 Closing. The purchase and sale of the Common Shares, the Notes and the Preferred Shares pursuant to the terms of this Agreement (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 A.M. (New York City time) on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (the “Closing Date”).

2.3 Purchase Price. The aggregate purchase price for the Common Shares, the Notes and the Preferred Shares, as applicable, to be purchased by each Purchaser (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name in column (12) on the Schedule of Purchasers.

2.4 Form of Payment. On the Closing Date,

(a) each Purchaser shall pay its respective Purchase Price to the Company for the Common Shares, the Notes and the Preferred Shares, as applicable, to be issued and sold to such Purchaser at the Closing as follows: (w) in cash (the “Cash Amount”), in the amount set forth opposite such Purchaser’s name in column (9) of the Schedule of Purchasers, for the per share price for each Common Share of $1.00 (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination or other similar transaction), (x) to the extent that any or all of the Applied Principal Amount, Applied Premium Amount, Stockholder’s Applied Principal Amount and/or Stockholder’s Applied Interest Amount set forth opposite such Purchaser’s name in columns (6), (8), (10) or (11) of the Schedule of Purchasers, respectively, is applied to the payment of the Purchase Price for the purchase of Common Shares, such amount or amounts shall be exchanged for Common Shares at a per share price of $1.00 (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination or other similar transaction), (y) to the extent that any or all of the Applied Interest Amount set forth opposite such Purchaser’s name in column (7) of the Schedule of Purchasers is applied to the payment of the Purchase Price for the purchase of Common Shares, such amount or amounts shall be exchanged for Common Shares at a per share price of $0.87 (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination or other similar transaction), and (z) to the extent that any or all of the Applied Principal Amount, Applied Interest Amount, Applied Premium Amount, Stockholder’s Applied Principal Amount and/or Stockholder’s Applied Interest Amount set forth opposite such Purchaser’s name in columns (6), (7), (8), (10) or (11) of the Schedule of Purchasers, respectively, is applied to the payment of the Purchase Price for the purchase of Notes and/or Preferred Shares, such amount or amounts shall be exchanged for an equal principal amount of Notes or shall equal the stated value of Preferred Shares, as the case may be; and

(b) the Company shall deliver to each Purchaser (x) the aggregate number of Common Shares set forth opposite such Purchaser’s name in column (3) of the Schedule of Purchasers, (y) the aggregate principal amount of Notes set forth opposite such Purchaser’s name in column (4) of the Schedule of Purchasers, and (z) the aggregate number of Preferred Shares set forth opposite such Purchaser’s name in column (5) of the Schedule of Purchasers, in all cases, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee.

2.5 Pledge. The Company is advised that each of the Purchasers GW Invest ApS (“KonnerupCo”) and ApS KBUS 17 nr. 2101 (“JensenCo”) have pledged their respective Notes issued by the Company pursuant to the terms of this Agreement to Amagerbanken 2011 AS (“Amagerbanken”) including any proceeds and Conversion Shares issued in accordance with the terms of such Notes. The Company agrees that the certificates representing the Conversion Shares issuable to each of KonnerupCo and JensenCo in accordance with the terms of the respective Notes issued to KonnerupCo and JensenCo will be promptly delivered to Amagerbanken or to such person as Amagerbanken shall direct in writing. The Company acknowledges that it has, by execution of this Agreement, been notified of the Amagerbanken pledge on the Notes issuable to KonnerupCo and JensenCo and the Conversion Shares that may be issued in accordance with the terms of such Notes and undertakes to register such pledge in the Company’s stock ledger with respect to such Conversion Shares issued to KonnerupCo and JensenCo and to perform all such acts and execute all such documents as may be requested by Amagerbanken in order to transfer and perfect the pledge over the Conversion Shares issuable to KonnerupCo and JensenCo.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for such representations and warranties that speak as of a specific date, which shall be made as of such specific date) to each of the Purchasers that, except as set forth in the Schedules delivered herewith:

(a) Subsidiaries. The Company does not have any Subsidiaries other than those listed in Schedule 3.1(a). The jurisdiction of organization of each Subsidiary is as set forth on Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company or a Subsidiary owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, except Permitted Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals, the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its board of directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Notes, the Conversion Shares and the Preferred Shares and the reservation for issuance of the Conversion Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, any capital stock of the Company or the Subsidiaries or the Certificate of Designations (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including, without limitation, foreign, federal and state securities laws and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, and the rules and regulations of the Trading Market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company with the Commission of the Registration Statement, the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D, the filing of the Certificate of Designations, the obtaining by the Company of stockholder approval of the Resolutions as contemplated by Section 4.14 and state and applicable Blue Sky filings, the filing of any requisite notices and/or applications(s) to the Trading Market for the issuance and sale of the Common Shares, the Notes and Conversion Shares, and the issuance of the Conversion Shares upon conversion of the Notes, and the listing of the Common Shares and the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required and the consents, waivers, authorizations, permits, orders, notices, filings or registrations set forth on Schedule 3.1(e) (collectively, the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Subsidiary are aware of any facts or circumstances which might prevent the Company or any Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as set forth in Schedule 3.1 (e), the Company is not in violation of the rules, regulations or requirements of the Trading Market and has no Knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Issuance of the Securities. The issuance of the Common Shares, the Notes and the Preferred Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Conversion Shares issuable upon conversion of the Notes (without regard to any limitations or conditions on the conversion of the Notes set forth therein). Upon conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock (as set forth in the applicable organizational documents). Subject to the accuracy of the representations and warranties of the Purchasers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(g) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 210,000,000 shares, of which (i) 200,000,000 shares are designated as shares of Common Stock, of which as of the date hereof, 31,492,308 shares are issued and outstanding, 5,492,911 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 2,958,265 shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Notes) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) 10,000,000 shares are designated as shares of preferred stock, par value $0.001 per share, of which as of the date hereof no shares are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. To the Company’s Knowledge, except as disclosed in the SEC Reports, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). No securities of the Company or any Subsidiary are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. (i) Except as disclosed on Schedule 3.1(g)(i), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries is or may become bound; (ii) except as disclosed on Schedule 3.1(g)(ii), there are no financing statements securing obligations in any amounts filed in connection with the Company or any of the Subsidiaries; (iii) there are no outstanding securities or instruments of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company or any of the Subsidiaries; (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, or to take any other action punitive to the Company or any Subsidiary. Except as disclosed on Schedule 3.1(g), there are no existing agreements, arrangements or commitments relating to any shares of Common Stock that require or permit any shares of Common Stock to be voted by or at the discretion of anyone other than the record owner. Immediately following the Closing, the Company shall have no Indebtedness other than Indebtedness permitted pursuant to the Working Capital Facility and the Senior Facility.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto, required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company made available to the Purchasers or their respective representatives true, correct and complete copies of each of the SEC Reports not available on the EDGAR system. As of their respective dates or to the extent corrected by a subsequent amendment filed with the SEC prior to the date hereof, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial (individually and in the aggregate), year-end audit adjustments and the absence of footnotes.

(i) Taxes. Except as disclosed on Schedule 3.1(i), the Company and the Subsidiaries have prepared and filed all income tax returns and other material tax returns that are required to be filed, and have paid, or made provision in accordance with GAAP for the payment of, all taxes (including any interest or penalties thereon) that have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or the Subsidiaries. All tax returns are true and correct in all material respects. Except as disclosed on Schedule 3.1(i), all taxes (including any interest or penalties thereon) shown to be due and payable by the Company or the Subsidiaries and are material in amount have been paid or will be paid prior to the time they become delinquent. To the Company’s Knowledge there is no liability for any tax to be imposed upon its or any of the Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made. Except as disclosed on Schedule 3.1(i), no material tax returns of the Company have been audited, and to the Company’s Knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries material taxes is pending. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or on Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that would reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect, (ii) the Company and the Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company and the Subsidiaries have not sold any assets, individually or in the aggregate, outside of the ordinary course of business or made any material capital expenditures, individually or in the aggregate and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except as disclosed on Schedule 3.1(j). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or the Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and regulations at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date hereof. Except as set forth in Schedule 3.1(j), neither the Company nor, to the Company’s Knowledge, any Affiliate of the Company (including, without limitation, any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof.

(k) Litigation. Except as disclosed on Schedule 3.1(k), there is no Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any Governmental Authority. Neither the Company nor any Subsidiary, nor, to the Knowledge of the Company, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed on Schedule 3.1(k), there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. Except as set forth in Schedule 3.1(l), no material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary. No collective bargaining agreement is currently in force (except for customary national collective bargaining agreements) or is currently being negotiated by the Company, any Subsidiary or any other Person in respect of the business of the Company or any Subsidiary or any of the employees of the Company or any Subsidiary. To the Knowledge of the Company, there are no threatened or pending union organizing activities involving any of the employees of the Company or any Subsidiary. There is no labor strike, dispute, work slowdown or stoppage pending or involving or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. The Company believes that its and the Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any Subsidiary has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer or other key employee of the Company or any Subsidiary is, or could reasonably be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

(m) Employee Benefit Plans.

(i) The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA, the Code and all other applicable requirements with respect to each

Employee Benefit Plan and Employee Program, and have performed all their obligations under each Employee Benefit Plan and Employee Program. Each Employee Benefit Plan that is intended to qualify for favorable tax benefits is so qualified and has received all necessary approvals or determinations to qualify for such treatment.

(ii) No ERISA Event has occurred or is reasonably expected to occur.

(iii) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan or Employee Program provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

(iv) Neither the Company nor any of its ERISA Affiliates, sponsors, maintains, contributes to, or has any liability with respect to, any Pension Plans.

(v) Neither the Company nor any of its ERISA Affiliates, sponsors, maintains, contributes to, or has any liability with respect to, any Multiemployer Plans.

(vi) All Foreign Plans are funded as required by Applicable Law, no failure to make contributions has occurred with respect to any Foreign Plan sufficient to give rise to a Lien affecting the Company or any Subsidiary under any Applicable Laws, and all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all Applicable Laws and the terms of each Foreign Plan have been made.

(vii) Schedule 3.1(m)(vii) sets forth an accurate, correct and complete list of every Employee Program which is maintained, administered, sponsored or contributed to by the Company or any of its Subsidiaries, which covers any current or former Employee of the Company or any of its Subsidiaries or with respect to which an obligation of the Company or any of its Subsidiaries to make any contribution exists. Except as set forth on Schedule 3.1(m)(vii), neither the Company nor any of its Subsidiaries has funded or unfunded, registered or unregistered, pension, retirement, superannuation or other Employee pension benefits plan or retirement income arrangements.

(viii) The Company has made available to the Purchasers with respect to each Employee Benefit Plan accurate and complete copies of (i) all written documents comprising such Employee Benefit Plan (including amendments, individual agreements, service agreements, trusts and other funding agreements); (ii) the three most recent audited financial statements and reports, if any, pertaining to such Employee Benefit Plan; (iii) the summary plan description currently in effect and all material modifications thereto, if any, for such Employee Benefit Plan; (iv) any employee handbook which includes a description of such Employee Benefit Plan; and (v) any other written communications to any Employee, to the extent that the provisions of such Employee Benefit Plan described therein differ materially from such provisions as set forth or described in the other information or materials furnished under this subsection (viii).

(ix) Each Employee Benefit Plan has been maintained in all material respects in accordance with its terms and with all Applicable Laws, and no failure to so maintain any Employee Benefit Plan will result from the completion of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event or events). Neither the Company nor any of its Subsidiaries has any unsatisfied material liability, or any unpaid material fine, penalty or tax, with respect to any Employee Benefit Plan or any other Employee Program. The Company has no Knowledge of any facts or circumstances under which a material liability or a material fine, penalty or tax with respect to any Employee Benefit Plan or any other Employee Program is reasonably likely to be imposed on the Company or any of its Subsidiaries. There has been no prohibited transaction under Sections 4975 or 4980 of the Code or Section 406 of ERISA or breach of any duty under Title IV of ERISA, with respect to any Employee Benefit Plan which could subject the Company or any of its Subsidiaries to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, taxes or any other loss or expense. The Company and its Subsidiaries have made full and timely payment of all contributions required to be made by it to each Employee Benefit Plan or Employee Program by the terms of such plan or program or under Applicable Law, except that all contributions which are so required to be made by the Company or any of its Subsidiaries to each Employee Benefit Plan or Employee Program for any period ending prior to the Closing, but which are not due by the date of the Closing, shall be properly reserved or accrued in the appropriate financial statements. Except as disclosed on Schedule 3.1(m)(ix), there have been no violations of any reporting or disclosure requirements under any Applicable Law with respect to any Employee Benefit Plan, including any requirement to file an annual return.

(x) No litigation or written claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the Knowledge of the Company, threatened with respect to any Employee Benefit Plan.

(xi) All health and medical benefit coverage, and all death benefit coverage, under each Employee Benefit Plan is provided solely through insurance. Neither the Company nor any of its Subsidiaries has any liability with respect to any Employee Benefit Plan which is funded wholly or partly through an insurance policy, in the nature of a retroactive rate adjustment, a loss sharing arrangement or any other actual or contingent liability arising from any event occurring on or before the Closing.

(xii) No Employee or former employee of the Company or any of its Subsidiaries, or any other individuals, shall accrue or receive additional benefits, additional credit for service, accelerated vesting or accelerated rights to payment of any benefit under any Employee Benefit Plan or Employee Program, or become entitled to any severance, termination allowance or similar payments or to the forgiveness of any indebtedness, as a result of the execution and delivery of, or the transactions contemplated by, this Agreement (either alone or upon any additional or subsequent event or events). Such execution and delivery, or the occurrence of such transactions, shall not result in any increase in the contributions required to be made to or in respect of any Employee Benefit Plan or Employee Program.

(xiii) Except for the adoption of a plan amendment which is needed to bring the plan documents into conformity with changes required under Applicable Laws, neither the Company nor any of its Subsidiaries is under any obligation (express or implied) to modify any Employee Benefit Plan, or to establish any new Employee Benefit Plan which will cover any Employee of the Company or any of its Subsidiaries. Subject to Applicable Laws, the Company or its Subsidiaries has expressly reserved to itself the right to amend, modify or terminate each Employee Benefit Plan (and any service or funding agreement or arrangement for each Employee Benefit Plan), at any time without liability or penalty to itself (other than routine expenses). Subject to Applicable Law, no Employee Benefit Plan requires the Company or any of its Subsidiaries to continue to employ or use the services of any current Employee or former employee.

(xiv) The pension, medical and other employee benefit expenses for the Employee Benefit Plans are accurately reflected in the applicable financial statements of each of the Company and its Subsidiaries, and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of prior fiscal years except for such changes that are required under Applicable Laws. Except for changes or amendments required under Applicable Laws, there has been no amendment, interpretation or announcement by the Company or any of its Subsidiaries relating to any Employee Benefit Plan which would increase the expense of maintaining such plan above the level of expense incurred with respect to that plan, plus increases in the ordinary course of business consistent with past practice, as indicated in the applicable financial statements, for its most recent fiscal year.

(n) Compliance. Neither the Company nor any Subsidiary (i) is in violation of any term of or in default under its certificate or articles of incorporation, bylaws or other organizational or charter documents, the Certificate of Designations, any other certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any Subsidiary, (ii) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) is in violation of any order of any Governmental Authority, or (iv) is in violation of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment and labor matters or other laws applicable to its business; except in each case of clauses (ii), (iii) and (iv) above as would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect. Since October 1, 2010, (i) the Common Stock has been listed or designated for quotation on the Trading Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Trading Market and (iii) except as set out in Schedule 3.1(n) the Company has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such permit.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material in any respect to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens and Liens that do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

(q) Intellectual Property.

(i) Either the Company or one of its Subsidiaries is the sole and exclusive owner (free and clear of all Liens other than the transactions contemplated by the Loan Documents), of Company-Owned IP Rights, or has the relevant license to use, each of the components of the Company Intellectual Property and Company Technology as such components are being used by the Company and its Subsidiaries immediately prior to the Closing Date. The copyrights, trademarks and Trade Secrets constituting Company Intellectual Property and, to the Knowledge of the Company, the patents constituting the Company Intellectual Property, are sufficient for the conduct of the business of Company and its Subsidiaries as such business is conducted immediately prior to the Closing Date. The (i) use, practice or other commercial exploitation of the Company Intellectual Property by the Company or any of its Subsidiaries, (ii) manufacturing, licensing, marketing, importation, offer for sale, sale or use of the products and services of the Company or any of its Subsidiaries and (iii) operations of the business of the Company and its Subsidiaries immediately prior to the Closing Date, do not infringe, constitute an unauthorized use of or misappropriate any Intellectual Property Right of any third Person or breach any Contractual Obligations, except for such infringements, unauthorized uses, misappropriations or breaches, which individually or in the aggregate, would not have a Material Adverse Effect. Other than as disclosed in Schedule 3.1(q)(i), neither the Company nor any of its Subsidiaries is, nor during the last three years before the Closing Date has been, a party to or the subject of any pending or, to the Knowledge of the Company, threatened Proceeding which involves a claim (i) against the Company, or any of its Subsidiaries, of infringement, unauthorized use, or violation of any Intellectual Property Rights or Technology of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology; or (ii) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer or dispose of any Intellectual Property, or any products, processes or materials covered thereby in any manner. To the Knowledge of the Company, there are no specific facts or circumstances that would form the basis for any claim against the Company or any of its Subsidiaries of infringement, unauthorized use, or violation of any Intellectual Property Rights or rights in the Technology of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology. Other than as disclosed in Schedule 3.1(q)(i), none of the Company-Owned IP Rights, or the products or services of the Company or any of its Subsidiaries, is subject to any proceeding or outstanding order or stipulation: (i) restricting in any manner its use, development, manufacture, marketing, license, sale, distribution, furnishing or disposition by the Company or any of its Subsidiaries or (ii) affecting its validity, use or enforceability; and neither the Company nor any of its Subsidiaries is subject to any Proceeding or outstanding order or stipulation restricting the conduct of its business in order to accommodate Intellectual Property Rights of a third Person.

(ii) To the Knowledge of the Company, none of the Employees are, and to the Knowledge of the Company, no other Person (including former employees of the Company or any of its Subsidiaries) is, infringing, violating, misappropriating, or otherwise misusing any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has made any such written claims against any Person in the three years prior to the Closing Date (including Employees and former employees of the Company and any of its Subsidiaries) nor, to the Knowledge of the Company, is there any basis for such a claim.

(iii) No Trade Secret or any other non-public proprietary information material to the business of the Company or any of its Subsidiaries as presently conducted and as proposed to be conducted has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any Employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property or Company Technology. Each of the Company and its Subsidiaries have taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Trade Secrets and any other confidential information of such the Company and its Subsidiaries.

(iv) Schedule 3.1(q)(iv) indicates (i) which Company-Owned IP Rights have been registered with governmental authorities and (ii) which Company-Owned IP Rights the Company or any of its Subsidiaries have applied to register, and the recorded owner of each registration or application. All issued patents and registered trademarks and service marks owned by the Company or any of its Subsidiaries are currently in compliance with all legal requirements other than (x) any requirement that, if not satisfied, with respect to a patent would not result in a revocation or lapse or otherwise adversely affect its enforceability, and with regard to a trademark or service mark would not result in a cancellation of such registration or otherwise adversely affect the use, priority or enforceability of the trademark or service mark or (y) with respect to any trademarks or trademark applications that the Company or any of its Subsidiaries has decided to abandon in the ordinary course of its business. Neither the Company nor any of its Subsidiaries has engaged in any inequitable conduct, patent misuse or fraud, or failed to disclose material prior art, in connection with the prosecution of any patent application owned by the Company or any of its Subsidiaries or the enforcement or licensing of any patent owned by the Company or any of its Subsidiaries, in a manner that would result in the abandonment or unenforceability of such patent application or patent.

(v) All current Employees and consultants of or to the Company or any of its Subsidiaries, and all Employees and consultants of or to the Company or any of its Subsidiaries who were employed or engaged by the Company or any of their Subsidiaries at any time during the three year period prior to the Closing Date, who are or were involved in the creation or preparation of Company-Owned IP Rights or Company Technology have executed and delivered to and in favor of the Company or any of its Subsidiaries an agreement, the form of which has been provided to the Purchasers, regarding the protection of confidential and proprietary information and the assignment to the Company or any of its Subsidiaries of all Intellectual Property Rights arising from the services performed for the Company by such persons. Neither the Company nor any of its Subsidiaries has, in the last three years, received written notice whereby a current or former Employee or consultant of or to the Company or any of its Subsidiaries claims any rights in any product or work product of the Company or any Company-Owned IP Rights or Company Technology owned by the Company or any of its Subsidiaries.

(vi) All current consultants, independent contractors or other third parties that created, prepared or delivered for or on behalf of the Company or any of its Subsidiaries works (including any materials and elements created, prepared or delivered by such parties in connection therewith) and, to the Knowledge of the Company, all former consultants, independent contractors or other third parties that created, prepared or delivered such works, have entered into agreements with the Company, which agreements have been signed by each such consultant, independent contractor and third party substantially in the form or forms which have been provided to the Purchasers, specifying that (i) all right, title and interest in such works (including any materials and elements created, prepare or delivered by such parties in connection therewith) are otherwise assigned or such parties are otherwise obligated to assign such works to the Company without additional consideration and (ii) such parties have waived all their non-assignable rights (including moral rights) in such works.

(vii) To the Knowledge of the Company, no Employee or former employee and no current or former consultant or independent contractor of the Company or any of its Subsidiaries: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, non-competition agreement or any other Contractual Obligations with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or such Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any Technology or other copyrightable, patentable or otherwise proprietary work for the Company or such Subsidiary that is subject to any Contractual Obligations under which such consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such Technology, or other copyrightable, patentable or otherwise proprietary work.

(viii) Neither the execution, delivery and performance of this Agreement or any of the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby, shall, in accordance with their terms, in and of itself: (A) constitute a material breach of or default under any instrument, license or other Contractual Obligations governing any Intellectual Property; (B) cause the forfeiture or termination by the Company or any Subsidiary of, or give rise to a right of forfeiture or termination of, any Intellectual Property; or (C) materially impair the right of the Company or any Subsidiary to use, make, market, license, sell, copy, distribute, or dispose of any Intellectual Property or portion thereof.

(ix) With the exception of (i) certain computer source code licensed to third parties and developed by the former subsidiary of Dialogic, Trisignal, none of which (other than the code developed on the V34, V42bis or V90 standards) is part of any currently shipping products of the Company, the Subsidiaries, Dialogic and its subsidiaries, (ii) small portions of Dialogic’s source code which Dialogic intentionally provides to developers to allow them to create applications to work with Dialogic’s products, the broad disclosure of which to such developers Dialogic encourages, and (iii) Project DiaStar (an open source project sponsored by Dialogic) whereby Dialogic provides certain open source components to open source developers and encourages such developers to develop solutions using the Company’s technology, Schedule 3.1(q)(ix) lists all agreements in effect immediately prior to the Closing Date pursuant to which the Company, any of its Subsidiaries and any other party authorized to act on their behalf has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party of, the source code form of any Software owned or used by the Company or any of its Subsidiaries (“Source Code”).

(x) Each of the Company and its Subsidiaries conducts the business of such entity in compliance with all Applicable Laws and regulations regarding encryption technology, including the import and export thereof.

(xi) Immediately prior to the Closing Date, no Software used or distributed by the Company or any of its Subsidiaries either by itself or as part of any product is subject to any “copyleft” or other similar obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that does: (i) require or condition the use or distribution of such Software, Source Code, script or product on the disclosure, licensing or distribution of any Source Code for any portion of such Software, Source Code or script; or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any of its Subsidiaries to use or distribute any Software, Source Code, script or product.

(xii) The privacy policy or policies of the Company and each of its Subsidiaries are set forth on the Company Websites (as defined below) of each such entity. The privacy practices of the Company and each such Subsidiary conform, and at all times during the past three years have conformed, and their use, license, sublicense and sale of any personally identifiable information collected from users at all Internet websites owned, maintained or operated by the Company and its Subsidiaries (collectively, the “Company Websites”) have complied, in all material respects to the privacy policies of such entities. The Company and each of its Subsidiaries have complied in all material respects with all contractual obligations and Applicable Law relating to (i) the privacy of users of the products and services of the Company and its Subsidiaries and all Company Websites, and (ii) the collection, storage and transfer of any personally identifiable information collected by the Company, and of its Subsidiaries or by third parties having authorized access to the books and records of the Company or its Subsidiaries. Each of the Company Websites and all materials distributed or marketed by the Company or any of its Subsidiaries have at all times during the past three years made all disclosures to users or customers required by Applicable Law, and none of such disclosures made or contained in any Company Website or in any such materials are in violation of any Applicable Law. No claims have been asserted to, or to the Knowledge of the Company, have been threatened in writing against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under the privacy policies of the Company or any of its Subsidiaries.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for since October 1, 2010 and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business.

(s) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or on Schedule 3.1(s), none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary and none of the members of the immediate family of any officer, director or employee of the Company or any Subsidiary is presently a party to any transaction or agreement (other than the Voting Agreements) with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, such employee or such immediate family member or, to the Knowledge of the Company, any entity in which any officer, director, any such employee or any such immediate family member has a substantial interest or is an officer, director, trustee or partner.

(t) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth on Schedule 3.1(t), since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth on Schedule 3.1(t), neither the Company nor any of the Subsidiaries have received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any Subsidiary.

(u) Solvency. Since October 1, 2010 neither the Company nor any Subsidiary has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact which would reasonably lead a creditor to do so. The Company believes that, based on the financial condition of the Company immediately following the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Following the Closing Date, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its Indebtedness).

(v) Certain Fees. Except as set forth in Schedule 3.1(v), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(w) Private Placement; No Integrated Offering; No General Solicitation. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2(c)-(f), (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, the Subsidiaries, any of their respective affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of Trading Market. None of the Company, the Subsidiaries, their respective affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company. Neither the Company, the Subsidiaries nor their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(x) Listing and Maintenance Requirements. Except as disclosed on Schedule 3.1(x), the Company has not, since October 1, 2010, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market.

(y) Registration Rights. Except as set forth in Schedule 3.1(y), other than the registration rights granted to each of the Purchasers pursuant to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority that have not been satisfied.

(z) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any Subsidiary.

(aa) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company or any Subsidiary, (ii) an “affiliate” (as defined in Rule 144) of the Company or any Subsidiary or (iii) to its Knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any Subsidiary (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

(bb) Investment Company. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc) Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement.

(dd) Material Contracts.

(i) Each of the Material Contracts is valid, binding and enforceable against the Company or the applicable Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no material default under any Material Contract by the Company, its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and to the Knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder.

(ii) No previous or current party to any Material Contract has given written notice to the Company or any of its Subsidiaries of, or made a claim with respect to, any breach or default thereunder that would have a Material Adverse Effect that has not been cured and the Company has no Knowledge of any notice of, or claim with respect to, any such breach or default that has not been cured.

(ee) Suppliers and Customers. Since October 1, 2010 none of the Company’s or any Subsidiaries’ suppliers, vendors, customers or lenders has: (i) terminated or cancelled a Material Contract except where such Material Contract terminated in accordance with its own termination or expiration provisions; (ii) threatened or demanded in writing to terminate or limit in any material way a Material Contract; or (iii) expressed dissatisfaction, in writing to the Company or any Subsidiary, with the performance of the Company or any Subsidiary with respect to a Material Contract. The Company has provided to the Purchasers a list of the 10 largest suppliers and 10 largest customers of the Company and the Subsidiaries as of the date hereof, based on the dollar amount of sales for the period from January 1, 2011 through December 31, 2011.

(ff) Environmental Matters.

(i) The Company and the Subsidiaries comply and have at all times since October 1, 2010 complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(ii) (A) The Company has no Knowledge of any claim, and neither it nor any Subsidiary has received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company’s Knowledge no proceeding has been instituted raising a claim against the Company or any predecessor or any of their respective real properties, formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (B) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other directive of any Governmental Authority.

(iii) (A) Neither the Company nor any Subsidiary has used and, to the Company’s Knowledge, no other person has used any portion of any property currently used or formerly owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, storage or disposal of any hazardous materials except in accordance with applicable Environmental Laws; (B) neither the Company nor any Subsidiary owns or operates any underground tank or other underground storage receptacle for hazardous materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s Knowledge, no underground tank or other underground storage receptacle for hazardous materials, asbestos-containing materials or polychlorinated biphenyls is located in any portion of any property currently owned, operated or leased by the Company and (C) to the Company’s Knowledge, the Company has not caused or suffered to occur any releases or threatened releases of hazardous materials on, at, in, under, above, to, from or about any property currently used or formerly owned, operated or leased by the Company or any Subsidiary.

(gg) Export Controls. None of the Company, any Subsidiary or, to the Company’s Knowledge, the Company’s or a Subsidiary’s employees have violated any law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations). Neither the Company, any Subsidiary nor, to the Company’s Knowledge, any employee of the Company or any Subsidiary is the subject of an action by a Governmental Authority that restricts such person’s ability to engage in export transactions.

(hh) Foreign Corrupt Practices Act. Except as set out in Schedule 3.1(hh), neither the Company, any Subsidiary nor, to the Company’s Knowledge, any employee of the Company or any Subsidiary (while being in the Company or the Subsidiary’s employ) has violated the United States Foreign Corrupt Practices Act, as amended, in any material respect. Except as set out in Schedule 3.1(hh), to the Company’s Knowledge, no director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, foreign or domestic governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

(ii) No Suspension or Debarment. Neither the Company nor any Subsidiary during the last five (5) years has been and, to the Company’s Knowledge, none of their respective officers, directors, employees during the last five years has been suspended or debarred from eligibility for award of contracts with any Governmental Authority or is or was the subject of a finding of non-responsibility or ineligibility for government contracting. During the past five years, no government contracting suspension or debarment action has been threatened or commenced against the Company or a Subsidiary, or, to the Company’s Knowledge, any of its officers or employees. The Company does not have Knowledge of a valid basis, nor specific circumstances that are or, with the passage of time, would likely become a basis for the Company’s or a Subsidiary’s suspension or debarment from award of contracts with any Government Authority.

(jj) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and its outside accountants and lawyers formerly or presently employed or retained by the Company.

(kk) No Undisclosed Events, Liabilities, Developments or Circumstances. No undisclosed event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of the Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that would reasonably be expected to have or result individually or in the aggregate in a Material Adverse Effect.

(ll) Manipulation of Price. Neither the Company nor any Subsidiary has, and, to the Knowledge of the Company, no Person acting on their or any of their respective officers’ or Affiliates’ behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) except as set forth on Schedule 3.1(ll)(iii), paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(mm) Management. Except as set forth in Schedule 3.1(mm) hereto, no current or to the Knowledge of the Company, former officer or director of the Company or any of the Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities;

(iv) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(v) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(vi) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(vii) a finding by a court of competent jurisdiction in a civil action or by the Commission or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission or any other authority has not been subsequently reversed, suspended or vacated; or

(viii) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn) Off Balance Sheet Arrangements. Neither the Company nor any of the Subsidiaries is a party to, or has any commitment to become a party to, any balance sheet partnership, joint venture or any similar arrangements (including any Contract relating to any transaction or relationship between or among the Company and/or any of the Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand), or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act). There is no transaction, arrangement, or other relationship between the Company or any of the Subsidiaries and an unconsolidated or other off balance sheet entity that (x) is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or (y) would reasonably be expected to have or result in a Material Adverse Effect.

(oo) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(pp) U.S. Real Property Holding Corporation. Neither the Company nor any of the Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Purchasers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company and each Subsidiary shall so certify upon any Purchaser’s request.

(qq) Registration Eligibility. The Company is eligible to register the Registrable Securities for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

(rr) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ss) Bank Holding Company Act. Neither the Company nor any of the Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company, any of the Subsidiaries nor their respective affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company, any of the Subsidiaries nor their respective affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt) Public Utility Holding Act. None of the Company nor any of the Subsidiaries is a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Act of 2005.

(uu) Federal Power Act. None of the Company nor any of the Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(vv) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ww) Illegal or Unauthorized Payments; Political Contributions. Except as disclosed in Schedule 3.1(ww), neither the Company nor any of the Subsidiaries nor, to the best of the Company’s Knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of the Subsidiaries or any other business entity or enterprise with which the Company or any

Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of Applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of the Subsidiaries.

(xx) Money Laundering. The Company and the Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations, executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(yy) Disclosure. All disclosure provided to the Purchasers regarding the Company and the Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of the Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under Applicable Law requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

(zz) Voting Agreements. Each Voting Agreement (each, a “Voting Agreement”), dated as of March 22, 2012, in the form attached hereto as Exhibit E, with the stockholders set forth on Schedule 3.1(zz) (collectively, the “Principal Stockholders”) is in full force and effect.

(aaa) The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.2.

(bbb) The Company acknowledges that, upon the effectiveness of the Certificate of Designations, Ming Him Chan, Dion Joannou, Rajneesh Vig and Nicholas DeRoma shall be, and shall be deemed to be for all purposes under the General Corporation Law of the State of Delaware and the Certificate of Designations, the initial Series D-1 Directors (as defined in the Certificate of Designations) pursuant to the Certificate of Designations, unless the holder of the Preferred Shares, prior to the effectiveness of the Certificate of Designations, has advised the Company otherwise, in which case such initial Series D 1 Directors shall be such other individuals as so designed by the holder of the Preferred Shares.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants as of the date hereof (except for such representations and warranties that speak as of a specific date, which shall be made as of such specific date) to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents (to the extent an entity), or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which such Purchaser is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (i) or (ii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations thereunder.

(c) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(e) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement.

(g) Access to Data. Such Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Purchasers to rely thereon. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) Transfer or Resale. Such Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Purchaser, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”);

(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Certain Trading Activities. Neither such Purchaser, nor, to the knowledge of such Purchaser, any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has knowledge or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Affiliate, has, directly or indirectly, engaged or agreed to engage in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Purchaser was first contacted by the Placement Agent (as defined below) regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Purchaser. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below) (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j) Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l) Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the applicable signature page attached hereto.

(m) Each Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.1 and Section 4.1(b).

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Register; Transfer Restrictions; Legends.

(a) Register. The Company shall maintain at its principal executive offices or at the principal executive offices of Dialogic (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Notes and the Preferred Shares have been issued (including the name and address of each transferee), the principal amount of Notes and the number of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Purchaser or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (the “Transfer Agent”) in a form acceptable to each of the Purchasers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Purchaser or its respective nominee(s), for the Common Shares and for the Conversion Shares in such amounts as specified by the Company upon the conversion of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(b), and stop transfer instructions to give effect to Section 3.2(h) hereof, will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(b), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent on each Effective Date (as defined in the Registration Rights

Agreement). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) The Purchasers agree to the imprinting on any certificate evidencing Securities, except as otherwise permitted by this Section 4.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Securities may be listed:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

In addition, if any Purchaser is an Affiliate of the Company, the Securities issued to such Purchaser shall bear a customary “affiliates” legend.

The legend set forth in this Section 4.1(c) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are sold or transferred pursuant an effective registration statement (including a Registration Statement) covering the resale of such Securities covering the resale of such Securities by the Purchasers, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without any restriction (provided that a Purchaser provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 4.1(c) as directed by such Purchaser, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s nominee with DTC or such certificate is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(d) Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to a Purchaser by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends or (ii) credit the balance account of such Purchaser’s or such Purchaser’s nominee with DTC for such number of Common Shares or Conversion Shares so delivered to the Company, and if on or after the Required Delivery Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Purchaser, the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates or credit such Purchaser’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Conversion Shares that the Company was required to deliver to such Purchaser by the Required Delivery Date times (B) the Closing Sale Price of the Common

Stock on the Trading Day immediately preceding the Required Delivery Date. For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the shares of Common Stock.

(e) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2 Dilution. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.4 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Reservation and Listing of Securities.

(a) So long as any Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of all of the Notes (without regard to any limitations or conditions on the conversion of the Notes set forth therein).

(b) The Company shall, as applicable (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) use reasonable best efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use reasonable best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

4.6 Securities Laws Disclosure; Publicity. Within two (2) Business Days following the Closing Date, the Company shall issue a press release reasonably acceptable to the Required Holders disclosing the transactions contemplated hereby. Within four (4) Business Days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Registration Rights Agreement and the form of the Certificate of Designations and the Notes, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or Applicable Law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. The Company shall, at least two (2) Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market (other than the Registration Statement, the 8-K Filing and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act, the Proxy Materials to be filed pursuant to Section 4.14 and any application to list additional shares filed with the Trading Market), without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, Trading Market regulations or the Commission, in which case the Company shall provide the Purchasers with prior notice of such disclosure. If at any time the Purchasers do not have a designee or observer on the Company’s Board of Directors and any Purchaser has notified the Company in writing that it does not wish to receive any material nonpublic information, the Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any such Purchaser with any material nonpublic information regarding the Company or any of the Subsidiaries without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by Applicable Law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

4.7 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities hereunder solely for general working capital purposes and the repayment of the Indebtedness of the Company described on Schedule 4.7 attached hereto.

4.8 Subsequent Placements.

(a) From the date hereof and for so long as a Threshold Purchaser (together with its Affiliates) beneficially owns (x) a Preferred Share or (y) shares of Common Stock (together with any shares of Common Stock issuable upon conversion of the Notes without regard to any limitations or conditions on the conversion of the Notes set forth therein) representing at least 10% of the number of shares of Common Stock issued or issuable pursuant to this Agreement to all Threshold Purchasers, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have complied with the provisions of this Section 4.8:

(i) The Company shall deliver to each Threshold Purchaser a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in any Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Threshold Purchaser (A) a pro rata portion of the Offered Securities based on such Threshold Purchaser’s pro rata portion of the Securities then held by all Threshold Purchasers (the “Basic Amount”), and (B) with respect to each Threshold Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Threshold Purchasers as such Threshold Purchaser shall indicate it will purchase or acquire should the other Threshold Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii) To accept an Offer, in whole or in part, a Threshold Purchaser must deliver a written notice to the Company prior to the end of the ten Trading Day period after the Offer, setting forth the portion of the Threshold Purchaser’s Basic Amount that such Threshold Purchaser elects to purchase and, if such Threshold Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Threshold Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Threshold Purchasers are less than the total of all of the Basic Amounts, then each Threshold Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Threshold Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Threshold Purchaser bears to the total Basic Amounts of all Threshold Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company’s Board of Directors to the extent it deems reasonably necessary.

(iii) The Company shall have 35 Trading Days from the expiration of the period set forth in Section 4.8(a)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Threshold Purchasers (the “Refused Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

(iv) In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.8(a)(iii) above), then each Threshold Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Threshold Purchaser elected to purchase pursuant to Section 4.8(a)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Threshold Purchasers pursuant to Section 4.8(a)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Threshold Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Threshold Purchasers in accordance with Section 4.8(a)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Threshold Purchasers shall acquire from the Company, and the Company shall issue to the Threshold Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.8(a)(iv) above if the Threshold Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Threshold Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Threshold Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company, the Threshold Purchasers and their respective counsel.

(vi) Any Offered Securities not acquired by the Threshold Purchasers or other Persons in accordance with Section 4.8(a)(iii) above may not be issued, sold or exchanged until they are again offered to the Threshold Purchasers under the procedures specified in this Agreement.

(b) The restrictions contained in this Section 4.8 shall not apply to issuances of Excluded Stock. In addition to the foregoing, the right of participation in this Section 4.8 shall not be applicable with respect to any Threshold Purchaser and any Subsequent Placement, if (i) at the time of such Subsequent Placement, the Threshold Purchaser is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act and (ii) such Subsequent Placement is otherwise being offered only to accredited investors.

4.9 No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchasers under any Transaction Document.

4.10 Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser who requests a copy in writing promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser that so requests on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Purchasers.

4.11 Indemnification. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates or any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (each, a

“Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of (i) the execution, delivery, performance or enforcement of any of the Transaction Documents or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the reasonable costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any misrepresentation or breach by the Company or any Subsidiary of any of the representations, warranties or covenants made by the Company or any Subsidiary in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach or misrepresentation. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company or any Subsidiary may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. If the Company or any Subsidiary breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or Applicable Law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.11 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

4.12 Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.13 Voting Agreement. The Company shall use its reasonable best efforts to effectuate the transactions contemplated by each of the Voting Agreements. The Company shall not amend or waive any provision of any Voting Agreement and shall enforce the provisions of the Voting Agreements in accordance with its respective terms. If any Principal Stockholder breaches any provisions of its Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Voting Agreement in accordance with Section 3.2 of the applicable Voting Agreement. In addition, if the Company receives any notice from any Principal Stockholder pursuant to a Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Purchaser.

4.14 Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than June 30, 2012 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Required Holders after review by Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Trading Market (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until Stockholder Approval is obtained.

ARTICLE V.

CONDITIONS

5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such time.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market.

(f) Legal Opinions. The Purchasers shall have received the opinion of Company’s legal counsel, in the form attached hereto as Exhibit F.

(g) Secretary of State Certificates. The Purchasers shall have received certificates, as of a recent date, of the Secretary of State of Delaware showing the Company to be validly existing in its jurisdiction of organization and in good standing.

(h) Officer’s Certificates of Company. The Purchasers shall have received a certificate signed by an authorized officer of the Company dated as of the Closing Date certifying that (i) attached thereto are true and complete copies of all organizational documents thereof, together with any and all amendments thereto, and that the same are in full force and effect, (ii) attached thereto are true and complete copies of resolutions adopted by the Company’s Board of Directors, authorizing the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, and that the same are in full force and effect, and (iii) attached thereto is a complete and correct list of the committees and subcommittees of the Company’s Board of Directors, the authorized number of directors on each such committee and on each such subcommittee (in accordance with their respective organizational documents and any resolutions of such committee or subcommittee, respectively, or of the Board of Directors) and the names of the directors who are members of such committees and subcommittees, respectively.

(i) Closing Certifications of the Company. The Purchasers shall have received a certificate signed by an authorized officer of the Company certifying that, as of the Closing Date, each of the conditions set forth in this Section 5.1 has been satisfied (except to the extent waived in writing by the Purchasers).

(j) Transaction Documents. The Company shall have duly executed and delivered to such Purchaser (A) each of the Transaction Documents to which it is a party, (B) such aggregate number of Common Shares as is set forth across from such Purchaser’s name in column (3) of the Schedule of Purchasers, (C) such aggregate principal amount of Notes as is set forth across from such Purchaser’s name in column (4) of the Schedule of Purchasers, and (D) such aggregate number of Preferred Shares as is set forth across from such Purchaser’s name in column (5) of the Schedule of Purchasers.

(k) Certificate of Designations. The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended, and the Company shall have delivered to each Purchaser receiving Preferred Shares a copy of such filed Certificate of Designations certified by the Secretary of State of the State of Delaware.

(l) Voting Agreements. Each Voting Agreement shall be in full force and effect.

(m) New Directors. The Company shall have duly executed and delivered to such Purchaser a written consent of the Board of Directors of the Company appointing the persons listed on Schedule 5.1(m) (the “New Directors”) attached hereto as directors of the Company and as members of the committees specified on Schedule 5.1(m).

(n) Resignation Letters. The Company shall have delivered resignation letters from the members of the Company’s Board of Directors listed on Schedule 5.1(n) attached hereto.

(o) Indemnification Agreements. The Company shall have duly executed and delivered to such Purchaser the Indemnification Agreements, each in the form of Exhibit G hereof, by and between the Company and each of the New Directors.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date.

(b) Purchase Price. Such Purchaser shall have delivered to the Company such Purchaser’s Purchase Price, by delivering such Purchaser’s Cash Amount, Applied Principal Amount, Applied Interest Amount and/or Applied Premium Amount, as applicable, pursuant to and in accordance with Section 2.4, for the Common Shares, the Notes and the Preferred Shares, as applicable, being purchased by such Purchaser at the Closing. The amount of any Stockholder’s Applied Principal Amount and Stockholder’s Applied Interest Amount shall be deemed cancelled effective as of the Closing.

(c) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI.

MISCELLANEOUS

6.1 Cash Payments. The parties hereto acknowledge and agree, notwithstanding anything to the contrary contained in the Transaction Documents, that any cash payments required to be made by the Company or a Subsidiary in any of the Transaction Documents while either Senior Facility is outstanding shall only be made if allowed under each such Senior Facility or with the prior written consent of the lenders thereunder.

6.2 Fees and Expenses. The Company shall reimburse Tennenbaum or its designee(s) for all actual and documented costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all reasonable legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Fees”). Such reimbursement shall promptly be made by the Company upon Tennenbaum’s request. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to Stifel Nicolaus Weisel (the “Placement Agent”), who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

6.3 Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchasers, the Company, the Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this

Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Purchaser has entered into with the Company or any of the Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of the Subsidiaries, or any rights of or benefits to any Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of the Subsidiaries and any Purchaser and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Purchaser to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by a Purchaser, any of its advisors or any of its representatives shall affect such Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Reports,” nothing contained in any of the SEC Reports shall affect such Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement or any other Transaction Document shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:	Dialogic Inc. 9800 Cavendish Blvd., Suite 500, Montreal, Quebec, Canada H4M 2V9 Telephone: (514) 832-3577 Facsimile: (514) 745-0055 Attention: Anthony Housefather, EVP and General Counsel

With a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Telephone: (650)843-5000 Facsimile: 650/849-7400 Attention: Jim Fulton

If to the Transfer Agent	Computershare 520 Pike Street Suite 1220 Seattle WA 98101 Telephone: (206) 674-3050 Facsimile: (206) 674-3059 Attention: Lisa Porter, Relationship Manager

If to a Purchaser:	To its address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers.

With a copy (for information purposes only) to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10028 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer N. Klein, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 6.4.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Required Holders and the Company, or, in the case of a waiver, by the Required Holders. Any waiver executed by the Required Holders shall be binding on the Company, all Purchasers hereunder and all holders of Notes. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.11 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.9 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion of the Securities. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or the Subsidiaries (as the case may be), or payable to or received by any of the Purchasers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under Applicable Law) exceed amounts permitted under any Applicable Law. Accordingly, if any obligation to pay, payment made to any Purchaser, or collection by any Purchaser pursuant the Transaction Documents is finally judicially determined to be contrary to any such Applicable Law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Purchaser, the Company and the Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Purchaser under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Purchaser under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of Applicable Law, such amounts shall be pro-rated over the period of time to which they relate.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

6.16 Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Subsidiary by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under Applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

6.20 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.21 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

DIALOGIC INC.

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PURCHASERS

TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PURCHASERS

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PURCHASERS

SPECIAL VALUE EXPANSION FUND, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

EAS SERIES C INVESTMENTS, L.P.

By:	EAS Series C Investments GP, LLC
Its:	General Partner

By:	/s/ Jonathan Bilzin
Name: Jonathan Bilzin
Title: Co-Managing Director

By:	/s/ Edward F. Glassmeyer
Edward F. Glassmeyer
Co-Managing Director

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTCORP INTERNATIONAL INC.

By:	/s/ Hazem Ben-Gacem
Name: Hazem Ben-Gacem
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTCORP INTERNATIONAL INC.

By:	/s/ Savio W. Tung
Name: Savio W. Tung
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

APS KBUS 17 NR. 2101

By:	/s/ Nick Jensen
Name: Nick Jensen
Title: Owner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GW INVEST APS

By:	/s/ M. Konnerup
Name: M. Konnerup
Title: CEO

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PIERRE MCMASTER

By:	/s/ Pierre McMaster
Name:
Title:

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)		(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)
Purchaser	Address and Facsimile Number	Number of Common Shares	Principal Amount of Notes[1]		Number of Preferred Shares	Applied Principal Amount	Applied Interest Amount	Applied Premium Amount	Cash Amount	Stockholder’s Applied Principal Amount	Stockholder’s Applied Interest Amount	Purchase Price	Legal Representative’s Address and Facsimile Number
Special Value Expansion Fund, LLC	2951 28th Str., Suite 1000 Santa Monica, CA 90405 Attention: Raj Vig and General Counsel Email: raj.vig@ tennenbaum capital.com	0	$4,901,181.60	[2]	0	$4,154,302.67	$409,665.94	$207,715.13	$0	$76,604.18	$52,893.68	$4,901,181.60	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone:(212) 756-2000

[1]	Conversion Price for Notes to be $1.00 unless otherwise indicated below.
[2]	Two Notes to be issued: (i) a Note with a principal amount of $4,491,515.66 and a Conversion Price of $1.00, and (ii) a Note with a principal amount of $409,665.94 and a Conversion Price of $0.87.

Special Value Opportunities Fund, LLC	2951 28th Str., Suite 1000 Santa Monica, CA 90405 Attention: Raj Vig and General Counsel Email: raj.vig@tennenbaumcapital.com	0	$11,615,800.45	[3]	0	$9,845,697.33	$970,908.29	$492,284.87	$0	$181,551.93	$125,358.03	$11,615,800.45	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone:(212) 756-2000

Tennenbaum Opportunities Partners V, LP	2951 28th Str., Suite 1000 Santa Monica, CA 90405 Attention: Raj Vig and General Counsel Email: raj.vig@tennenbaumcapital.com	0	$18,377,699.12	[4]	1	$16,000,000.00	$1,577,799.12	$800,000.00	$0	$0	$0	$18,377,799.12	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone:(212) 756-2000

EAS Series C Investments, L.P.	430 Park Avenue New York, NY 10022	0	$565,378.71		0	$0	$0	$0	$0	$334,468.57	$230,910.14	$565,378.71

[3]	Two Notes to be issued: (i) a Note with a principal amount of $10,644,892.16 and a Conversion Price of $1.00, and (ii) a Note with a principal amount of $970,908.29 and a Conversion Price of $0.87.
[4]	Two Notes to be issued: (i) a Note with a principal amount of $16,799,900.00 and a Conversion Price of $1.00, and (ii) a Note with a principal amount of $1,577,799.12 and a Conversion Price of $0.87.

2

Investcorp International Inc.	280 Park Avenue 36th Floor West New York, NY	0	$760,716.12	0	$0	$0	$0	$0	$450,000.00	$310,716.12	$760,716.12

ApS KBUS 17 nr. 2101CVR-No. 26 77 54 77	Vedbaek Strandvej 321 DK-2950 Vedbaek Denmark Attention: Nick Jensen	0	$1,303,567.21	0	$0	$0	$0	$0	$771,122.40	$532,444.81	$1,303,567.21

GW Invest ApS	Virumgaardsvej 17A DK-2830 Virum Denmark Attention: Mikael Konnerup Email: mk@dico.dk	0	$1,303,567.21	0	$0	$0	$0	$0	$771,122.40	$532,444.81	$1,303,567.21

Pierre McMaster	136 Fairways Christchurch, Barbados Email: pierre.mcmaster@gmail.com	0	$701,803.76	0	$0	$0	$0	$0	$415,130.52	$286,673.24	$701,803.76

3

SCHEDULE OF LOAN AGREEMENTS

1. Loan Agreement, dated as of August 19, 2009, by and between EAS Series C Investments, L.P. (as Lender) and Dialogic Corporation (as Borrower). As of April 10, 2012, the outstanding principal amount of the loan pursuant to such agreement is $334,468.57 and the accrued and unpaid interest on such loan is $230,910.14.

2. Loan Agreement, dated as of August 19, 2009, by and between Special Value Expansion Fund, LLC (as Lender) and Dialogic Corporation (as Borrower). As of April 10, 2012, the outstanding principal amount of the loan pursuant to such agreement is $76,604.18 and the accrued and unpaid interest on such loan is $52,893.68.

3. Loan Agreement, dated as of August 19, 2009, by and between Special Value Opportunities Fund, LLC (as Lender) and Dialogic Corporation (as Borrower). As of April 10, 2012, the outstanding principal amount of the loan pursuant to such agreement is $181,551.93 and the accrued and unpaid interest on such loan is $125,358.03.

4. Loan Agreement, dated as of August 19, 2009, by and between Investcorp International Inc. (as Lender) and Dialogic Corporation (as Borrower). As of April 10, 2012, the outstanding principal amount of the loan pursuant to such agreement is $450,000 and the accrued and unpaid interest on such loan is $310,716.12.

5. Loan Agreement, dated as of August 19, 2009, by and between DialMiNi ApS (as Lender) and Dialogic Corporation (as Borrower). As of April 10, 2012, the outstanding principal amount of the loan pursuant to such agreement is $1,542,244.80 and the accrued and unpaid interest on such loan is $1,064,889.62. This Loan Agreement was assigned by DialMiNi ApS to ApS KBUS 17 nr. 2101CVR-No. 26 77 54 77 and GW Invest ApS in equal shares.

6. Loan Agreement, dated as of August 19, 2009, by and between Pierre McMaster (as Lender) and Dialogic Corporation (as Borrower). As of April 10, 2012, the outstanding principal amount of the loan pursuant to such agreement is $415,130.52 and the accrued and unpaid interest on such loan is $286,673.24.

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